PROMISSORY NOTE

$7,430.73	March 2, 2012

FOR VALUE RECEIVED on March 2, 2012, RNK Global Development Acquisition Corp. (formerly RNK China Acquisition Corp.), a British Virgin Islands Company, having an office at Suite 101, No.26 Wen Hua East Road, Huilongguan, Changpin, Beijing, 102208, China (the “Borrower), hereby promises to pay to the order of Richard Propper (the “Lender”), the principal amount of SEVEN THOUSAND FOUR HUNDRED THIRTY DOLLARS AND SEVENTY-THREE CENTS ($7,430.73) on or before May 31, 2012 (the “Maturity Date”).

Interest shall accrue on all amounts outstanding hereunder at a fixed annual rate equal to seven percent (7%). Interest shall be computed on the basis of the actual number of days elapsed and a year of 365 days and shall not be compounded.

This Note may be prepaid, in whole or from time to time in part, without premium or penalty.

If permitted by law, Borrower shall reimburse the holder hereof for all costs and expenses incurred by the holder and shall pay the reasonable fees and disbursements of the holders counsel in connection with the collection of this Note and/or the enforcement of holder’s rights hereunder.

No amendment, modification or waiver of any provision of this Note nor consent to any departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by the holder hereof and such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Borrower hereby waives any requirements of notice of dishonor and protest. This Note shall be governed in all respects by the laws of The State of New York without giving effect to the conflict of law provisions thereof. This Note shall be binding upon Borrower and its successors and assigns and the terms hereof shall inure to the benefit of holder and its successors and assigns, including subsequent holders hereof; provided, however, that this Note shall not be assignable or transferable without the prior written consent of Borrower.

The holding of any provision of this Note to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provisions, and the other provisions of this Note shall remain in full force and effect.

Unless otherwise specified by the holder hereof on the date when payment is due, payment under this Note shall be made at and all notices to holders shall be delivered to, the addresses set forth in the first paragraph of this Note.

IN WITNESS WHEREOF, the undersigned has executed or caused this instrument to be duly executed and delivered by its authorized representative as an instrument under seal as of the date first written above.

RNK Global Development Acquisition Corp.

/s/ Remo Richli

By: Remo Richli

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